SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                               AMENDMENT NO. 2 TO
                                    FORM 8-K

                                -----------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): January 28, 2003

                              THE AUXER GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                                     0-30440
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                            (Commission File Number)


                                   22-3537927
                                   ----------
                       (IRS Employer Identification No.)

                12 Andrews Drive, West Paterson, New Jersey 07424
             -------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (231) 946-4343

              (Registrant's Telephone Number, Including Area Code)

          (Former Name or Former Address, if Changed Since Last Report)



ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

On January 8, 2003, we entered into a Stock Exchange Agreement and Plan of
 Reorganization with Viva Airlines, Inc., pursuant to which we issued 246,000,000 of our shares to the shareholders of Viva Airlines, Inc.
As a result, Viva Airlines, Inc., became a wholly owned subsidiary of the Company.

The shareholders of Viva Airlines, Inc., who obtained control of us are As follows: Old Mission Assessment Corporation, Robert J. Scott,
Joan Jolitz, Enterprises D and D, Lazaro Canto, and Bash, LLC.
This group collectively now controls a little more than 50% of the issued and outstanding stock of Viva Airlines, Inc. No other consideration was given to Viva Airlines, Inc., for the issuance of these shares.

ITEM 2.  ACQUISITION OF OR DISPOSITION OF ASSETS.

See Item 1 above.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

The current officers and directors of the company, resigned and Robert J. Scott became the Companys sole Director and President.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The financial statements of Viva Airlines, Inc. will be filed in its subsequent amendment.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               The Auxer Group, Inc.,
                                               a Delaware corporation

                                               By: Robert J. Scott
                                               ---------------------------
                                                   Robert J. Scott
                                                   President

DATED: January 28, 2003